Exhibit 10.21

ACA CAPITAL HOLDINGS, INC.

AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

__________, 2006

                THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), made as of __________, 2006 (the “Grant Date”), between ACA Capital Holdings, Inc., a Delaware corporation (the “Company”), and _____________ (the ”Grantee”).

                WHEREAS, the Company has adopted the ACA Capital Holdings, Inc. Amended and Restated 2006 Stock Incentive Plan, as amended (the “Plan”), in order to enhance the Company’s and its Affiliates’ ability to attract, motivate and retain highly qualified officers, directors, key employees and other persons to serve the Company; and to expend maximum effort to improve the business results and earnings of the Company; and

                WHEREAS, the Board has determined to grant to the Grantee an Award of Restricted Stock as provided herein to encourage the Grantee’s efforts toward the continuing success of the Company.

                NOW, THEREFORE, the parties hereto agree as follows:

                1.             Grant of Restricted Stock.

                                1.1           The Company hereby grants to the Grantee an award of ________ shares of Restricted Stock (the “Award”).  The shares of Restricted Stock granted pursuant to the Award shall be issued in the form of book-entry shares in the name of the Grantee as soon as reasonably practicable after the Grant Date and shall be subject to the execution and return of this Agreement by the Grantee (or the Grantee’s estate, if applicable) to the Company as provided in Section 8 hereof.

                                1.2           This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are hereby incorporated by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

                2.             Restrictions on Transfer.

                                The shares of Restricted Stock issued under this Agreement may not be sold, transferred, assigned or otherwise disposed of and may not be pledged or otherwise hypothecated until all restrictions on such Restricted Stock shall have lapsed in the manner provided in Section 3 or 4 hereof.

                3.             Lapse of Restrictions Generally.

                                Except as provided in Sections 4 and 5 hereof, one-fourth (1/4) of the number of shares of Restricted Stock issued hereunder (rounded down to the nearest whole Share, if necessary) shall vest, and the restrictions with respect to such Restricted Stock shall lapse, on each of the first four (4) anniversaries of the Grant Date.

                4.             Effect of Corporate Transaction.

                                In the event of a Corporate Transaction at any time on or after the Grant Date, all shares of Restricted Stock which have not become vested in accordance with Section 3 hereof shall vest, and the restrictions and conditions applicable on such Restricted Stock shall be deemed to have lapsed immediately prior to the occurrence of such Corporate Transaction.

                5.             Forfeiture of Restricted Stock.

                                In addition to the circumstance described in Section 8 hereof, any and all shares of Restricted Stock which have not become vested in accordance with Section 3 or 4 hereof shall be forfeited and shall revert to the Company upon the termination by the Grantee, the Company or its Subsidiaries of the Grantee’s employment for any reason.

                6.             Delivery of Restricted Stock.

                                Evidence of book-entry shares with respect to shares of Restricted Stock in respect of which the restrictions have lapsed pursuant to Section 3 or 4 hereof or, if requested by the Grantee prior to such lapse of restrictions, a stock certificate with respect to such shares of Restricted Stock, shall be delivered to the Grantee as soon as practicable following the date on which the restrictions on such Restricted Stock have lapsed, free of all restrictions hereunder.

                7.             Dividends and Voting Rights.

                                The Grantee shall have all of the rights of a stockholder with respect to the shares of Restricted Stock granted pursuant to the Award, including the right to vote such Restricted Stock and to receive all dividends or other distributions paid or made with respect thereto; provided, however, that dividends or distributions declared or paid on the Restricted Stock by the Company shall be deferred and reinvested in shares of Restricted Stock based on the Fair Market Value of a share on the date such dividend or distribution is paid or made (provided that any fractional shares will be rounded down to the next nearest whole number), and the additional shares of Restricted Stock thus acquired shall be subject to the same restrictions and conditions on transfer, forfeiture and vesting schedule as the Restricted Stock in respect of which such dividends or distributions were made.

                8.             Execution of Award Agreement.

                                The shares of Restricted Stock granted to the Grantee pursuant to the Award shall be subject to the Grantee’s execution and return of this Agreement to the Company or its designee (including by electronic means, if so provided).

                9.             No Right to Continued Employment.

                                Nothing in this Agreement or the Plan shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate the Grantee’s employment, nor confer upon the Grantee any right to continuance of employment by the Company or any of its Subsidiaries or continuance of service as a Board member.

                10.           Withholding of Taxes.

Prior to the delivery to the Grantee (or the Grantee’s estate, if applicable) of a stock certificate or evidence of book-entry shares with respect to shares of Restricted Stock in respect of which all restrictions have lapsed, the Grantee (or the Grantee’s estate) shall pay to the Company the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company (the “Withholding Taxes”) with respect to such Restricted Stock.

                11.           Grantee Bound by the Plan.

                                The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

                12.           Modification of Agreement.

                                This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

                13.           Severability.

                                Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

                14.           Governing Law.

                                The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

                15.           Successors in Interest.

                                This Agreement shall inure to the benefit of and be binding upon any successor to the Company.  This Agreement shall inure to the benefit of the Grantee’s legal representatives.  All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.

                16.           Resolution of Disputes.

                                Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Board.  Any determination made hereunder shall be final, binding and conclusive on the Grantee, the Grantee’s heirs, executors, administrators and successors, and the Company and its Subsidiaries for all purposes.

                17.           Entire Agreement.

                                This Agreement and the terms and conditions of the Plan constitute the entire understanding between the Grantee and the Company and its Subsidiaries, and supersede all other agreements, whether written or oral, with respect to the Award.

                18.           Headings.

                                The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                19.           Counterparts.

                                This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

ACA CAPITAL HOLDINGS, INC.

By:
Name:
Title:

GRANTEE